UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-2481988
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Rexford Road

Suite 414

Charlotte, North Carolina 28211

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-177646

Securities registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	Description of the Registrant’s Securities to be Registered

Campus Crest Communities, Inc. (the “Company”) hereby incorporates by reference herein the description of its 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to be registered hereunder set forth under the heading “Description of Series A Preferred Stock” in the Company’s prospectus supplement, dated February 2, 2012, and related information under the heading “Description of Preferred Stock” in the prospectus, dated November 23, 2011, forming part of the Company’s registration statement on Form S-3 (Registration No. 333-177646), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

ITEM 2. Exhibits

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Campus Crest Communities, Inc. (incorporated by reference to Campus Crest Communities, Inc.’s registration statement on Form S-11 (Registration No. 333-166834) initially filed with the Securities and Exchange Commission on May 14, 2010).

3.2*	Form of Articles Supplementary designating Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock.

3.3	Bylaws of Campus Crest Communities, Inc. (incorporated by reference to Campus Crest Communities, Inc.’s registration statement on Form S-11 (Registration No. 333-166834) initially filed with the Securities and Exchange Commission on May 14, 2010).

4.1*	Form of Specimen Certificate for Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: February 7, 2012	By:	/s/ Donald L. Bobbitt, Jr.
	Name:	Donald L. Bobbitt, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Campus Crest Communities, Inc. (incorporated by reference to Campus Crest Communities, Inc.’s registration statement on Form S-11 (Registration No. 333-166834) initially filed with the Securities and Exchange Commission on May 14, 2010).

3.2*	Form of Articles Supplementary designating Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock.

3.3	Bylaws of Campus Crest Communities, Inc. (incorporated by reference to Campus Crest Communities, Inc.’s registration statement on Form S-11 (Registration No. 333-166834) initially filed with the Securities and Exchange Commission on May 14, 2010).

4.1*	Form of Specimen Certificate for Campus Crest Communities, Inc.’s 8.00% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.